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                                                                    EXHIBIT 99.1


          FORM OF PROXY FOR SPECIAL MEETING OF SHAREHOLDERS OF SCRIPPS



                          SCRIPPS FINANCIAL CORPORATION

                  PROXY FOR THE SPECIAL MEETING OF SHAREHOLDERS

                          TO BE HELD ON OCTOBER    , 2000
                                               ----

                       SOLICITED BY THE BOARD OF DIRECTORS


         The undersigned hereby appoints William E. Nelson and Ronald J. Carlson, and each of them, with full power of substitution, to represent the undersigned and to vote all of the shares of stock in Scripps Financial Corporation, a California corporation (the "Company"), which the undersigned is entitled to vote at the Special Meeting of Shareholders of the Company to be
held at               , San Diego, October    , 2000, at   :     .m. local time,
and at any adjournment or postponement thereof (1) as hereinafter specified upon the proposals listed on the reverse side and as more particularly described in
the Proxy Statement/Prospectus of the Company dated             , 2000, receipt
of which is hereby acknowledged, and (2) in their discretion upon such other matters as may properly come before the meeting.


         THE SHARES REPRESENTED HEREBY SHALL BE VOTED AS SPECIFIED. IF NO SPECIFICATION IS MADE, SUCH SHARES SHALL BE VOTED FOR PROPOSAL 1.




CONTINUED AND TO BE SIGNED ON REVERSE SIDE        -------------------
                                                      SEE REVERSE
                                                         SIDE
                                                  -------------------


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[ X ]    Please mark
         votes as in
         this example

         WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON, YOU ARE URGED TO SIGN AND PROMPTLY MAIL THIS PROXY IN THE RETURN ENVELOPE SO THAT YOUR STOCK MAY BE REPRESENTED AT THE SPECIAL MEETING.

         A vote FOR the following proposal is recommended by the Board of
Directors:


         1. To consider and vote upon a proposal to approve the terms of a proposed merger of Scripps Financial Corporation with and into U.S. Bancorp as provided in the Agreement and Plan of Merger, dated as of June 27, 2000, as amended, between Scripps Financial Corporation and U.S. Bancorp and to approve such Agreement and Plan of Merger.


           [  ] FOR            [  ] AGAINST              [  ] ABSTAIN

                                             MARK HERE   [  ]   MARK    [  ]
                                                FOR            HERE IF
                                              ADDRESS            YOU
                                              CHANGE           PLAN TO
                                               AND             ATTEND
                                              NOTE AT            THE
                                               LEFT            MEETING


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PLEASE SIGN HERE. If shares of stock are        Signature:                             Date:
held jointly, both or all of such persons                  --------------------------        ---------
should sign.  Corporate or partnership proxies
should be signed in full corporate or
partnership name by an authorized person.       Signature:                             Date:
Persons signing in a fiduciary capacity                    --------------------------        ---------
should indicate their full titles in such
capacity.



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